UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 7, 2013

FrogAds, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-167581	27-2028734
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8950 W. Olympic Blvd., Suite 350 Beverly Hills, CA	90211
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(310) 281-6094

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03: Material Modifications to the Rights of Security Holders

The disclosure set forth below under Item 5.03 with respect to the Dissolution (as defined below) and its effects on the rights of Company stockholders is incorporated herein by reference.

Item 5.03: Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 7, 2013, the Company filed a certificate of dissolution with the Secretary of State of the State of Nevada (the "Certificate of Dissolution"). The Certificate of Dissolution, which became effective at 9:35 a.m. Pacific Time on June 7, 2013, provides for the dissolution of the Company under the General Corporation Law of the State of Nevada (the "Dissolution"). As of the date of dissolution, the Company was insolvent and had no assets and no liabilities.

In connection with the filing of the Certificate of Dissolution, the Company closed its stock transfer books and discontinued recording transfers of its common stock, $0.001 par value per share (the "Common Stock"). The Company is in the process of delisting its stock with the Over the Counter Bulletin Board stock exchange (OTCBB) and anticipates this will be completed by August 31, 2013.

A copy of the Certificate of Dissolution and a copy of the press release issued by the Company on August 15, 2013 announcing the filing of the Certificate of Dissolution are filed herewith as exhibits 3.1 and 99.1 respectively, and are incorporated herein by reference.

Item 9.01: Financial Statements and Exhibits

3.1 Certificate of Dissolution, as filed by FrogAds, Inc. with the Secretary of State of the State of Nevada on June 7, 2013

9.1 Press Release issued by FrogAds, Inc., dated August 15, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FrogAds, Inc.

Date: August 15, 2013	By:	/s/ Julian Spitari
Name: Julian Spitari
Title : Chairman